Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of May 14, 2020, by and among BioLife Solutions, Inc., a Delaware corporation with its principal place of business at 3303 Monte Villa Parkway, Bothell, Washington 98021 (the “Company”), and the purchasers whose names are set forth in Annex A (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to subscribe for and purchase from the Company, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.     Certain Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), review, inquiry, hearing, proceeding or investigation, an opposition, revocation, reexamination, interference or similar proceeding by any Person or by or before any Governmental Authority.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations under the Exchange Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

“Company” is defined in the preamble.

“Company Indemnified Parties” is defined in Section 9.3.

“Contract” means any contract, agreement, binding arrangement, commitment or understanding, bond, note, indenture, mortgage, debt instrument, license (or any other contract, agreement or binding arrangement concerning Intellectual Property), franchise, lease or other instrument or obligation of any kind, written or oral (including any amendments or other modifications thereto).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means any foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body in each case whether domestic or foreign.

“Indemnitee” is defined in Section 9.4(a).

“Indemnitor” is defined in Section 9.4(a).

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: (a) Patents; (b) trademarks; (c) copyrights; (d) trade secrets and other confidential or proprietary business information, including concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, drawings, methods, know-how, data, formulas, compositions, and methods, technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection); (e) all domain name and domain name registrations, web sites and web pages and related rights, registrations, items and documentation related thereto; (f) software; (g) rights of publicity and privacy, and moral rights, and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property.

“IRS” means the U.S. Internal Revenue Service or any successor entity.

“Knowledge” means: (i) with respect to the Company, the knowledge of a particular matter by an Exchange Act Section 16 officer of the Company (“Officer”) in each case after due inquiry under the circumstances; (ii) with respect to each Officer, the knowledge of a particular matter by such Officer, in each case after due inquiry under the circumstances; and (iii) with respect to the Purchaser, the actual present knowledge of a particular matter by any of the directors or executive officers of the Purchaser, as applicable, without any duty of inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Permit or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, Action, Order or Contract.

“Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Loss” is defined in Section 9.2.

“Material Adverse Effect” means, with respect to the Purchaser and the Company, any event, fact, condition, change, circumstance, occurrence or effect, which, either individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects, (a) that has a material adverse effect on the business, properties, prospects, assets, Liabilities, condition (financial or otherwise), operations, licenses or other franchises or results of operations of business, or materially diminish the value of the business or its assets or materially increase the liabilities or (b) that materially impairs or delays the ability of the Purchaser or the Company to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby and thereby; provided, however, that a Material Adverse Effect will not include any adverse effect or change resulting from any change, circumstance or effect relating to (i) the economy in general, (ii) securities markets, regulatory or political conditions in the United States (including terrorism or the escalation of any war, whether declared or undeclared or other hostilities), (iii) changes in applicable Laws or GAAP or the application or interpretation thereof, (iv) the industry in which the Company’s or the Company’s business operates and not specifically relating to the business or (v) a natural disaster (provided, that in the cases of clauses (i) through (v), the Company’s or any Purchaser’s business is not disproportionately affected by such event as compared to other similar companies and businesses in similar industries and geographic regions as the Company’s or the Purchaser’s business).

“NASDAQ Capital Market” means the NASDAQ Capital Market or any other national securities exchange on which the Common Stock is then traded.

“Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Patents” means all patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, product registration, rating, registration or qualification that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person.

“Permitted Exceptions” means bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

“Person” shall include any individual, trust, firm, corporation, limited liability company, partnership, Governmental Authority or other entity or association, whether acting in an individual, fiduciary or any other capacity.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by a prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference into such Prospectus.

“Purchaser” is defined in the preamble.

“Purchaser Indemnified Parties” is defined in Section 9.2.

“Registrable Securities” is defined in Section 8.6.

“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“SEC” means U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC Filings” mean any forms, reports and documents filed or furnished (including such documents, as supplemented and amended since the times of filing) by the Company with the SEC under the Exchange Act or the Securities Act filed prior to the date of this Agreement.

“Tax” means any applicable federal, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, natural resources, customs duties, capital stock, franchise, profits, withholding, social security (or similar), payroll, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises from the application of Treasury Regulation 1.1502-6, as a transferee or successor-in-interest, by contract or otherwise, and any Liability assumed or arising as a result of being, having been, or ceasing to be a member of any affiliated group (as defined in Section 1504(a) of the IRS Code) (or being included or required to be included in any tax return relating thereto) or as a result of any Tax indemnity, Tax sharing, Tax allocation or similar Contract.

“Third Party” shall mean any Person that is not a party to this Agreement or an Affiliate of a party to this Agreement.

“Transaction Documents” mean this Agreement and all schedules, exhibits and appendices attached to hereto and thereto.

ARTICLE II
PURCHASE AND SALE OF SHARES

2.1.     Purchase of Shares. Upon the terms and subject to the conditions herein set forth, the Company hereby agrees to issue, sell and deliver to the Purchasers, and the Purchasers hereby agree to purchase and acquire from the Company, 1,904,762 shares (the “Shares”) of Common Stock at the purchase price of Ten U.S. Dollars and Fifty Cents ($10.50) per share, for an aggregate purchase price of Twenty Million and One Dollars ($20,000,001) (the “Purchase Price”).

2.2.     Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. EST, on or about May 26, 2020, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the “Closing” and such date is designated as the “Closing Date”); provided, that all closing deliverables are delivered and all closing conditions are met as set forth in Article III hereof .

ARTICLE III
Closing deliverables and CLosing conditions

3.1.     Closing Deliveries by the Company. At Closing, the Company shall deliver or cause to be delivered to the Purchasers:

(a)     a duly issued book-entry certificate evidencing the Shares registered in the name of the Purchaser;

(b)     executed counterparts of the Transaction Documents to which the Company is a party;

(c)     a certificate of a duly authorized officer of the Company certifying as to the matters set forth in Section 3.4(a); and

(d)     a legal opinion from Company’s legal counsel in form reasonably satisfactory to the Purchasers.

3.2.     Closing Deliveries by the Purchasers. At the Closing, each Purchaser shall deliver to the Company:

(a)     the Purchase Price by wire transfer in immediately available funds in U.S. dollars to the bank account designated by the Company and provided to the Purchasers at or prior to Closing; and

(b)     if the Purchaser is an entity, a certificate of a duly authorized officer of such Purchaser certifying as to the matters set forth in Section 3.3(a).

3.3.     Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)     Representations, Warranties and Covenants. The representations and warranties of each Purchaser shall be true and correct in all material respects as of each date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Purchaser at or prior to the Closing Date;

(b)     No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions; and

(c)     Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

(a)     Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)     Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b)     No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions;

(c)     No Material Adverse Effect. There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a Material Adverse Effect.

(d)     NASDAQ. The Company shall have applied for the listing of the Shares on the NASDAQ Capital Market and shall have used its best efforts to have completed on or prior to the Closing Date that listing, subject only to official notice of issuance (if applicable), and the trading of Common Stock on the NASDAQ Capital Market shall not have been suspended by the SEC or the NASDAQ Capital Market at any time.

ARTICLE IV
Termination

4.1.     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by either the Purchasers or the Company in the event that any Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and non-appealable;

(b)     by the Company if the Purchasers shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 3.3, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to the Purchasers specifying such breach;

(c)     by the Purchasers if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 3.4, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Purchaser to the Company specifying such breach; or

(d)     by the mutual written consent of the Company and the Purchasers.

4.2.     Effect of Termination. In the event of termination of this Agreement under this Section 4.2, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party hereto from liability for any willful breach of any provision of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date, as follows:

5.1.     Organization; Subsidiaries.

(a)     The Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, use and operate its assets and to conduct its business as and where it is being conducted.

(b)     All of the direct and indirect subsidiaries of the Company are set forth in the SEC Filings. Each of such subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has full corporate power and authority to own, use and operate its assets and to conduct its business as and where it is being conducted, and all of the issued and outstanding capital stock of such subsidiaries that the Company owns, directly or indirectly, is free and clear of all liens, charges, adverse claims, pledges, covenants or encumbrances of any kind.

5.2.     Authorization. The Company has full power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Board of Directors’ action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith (including to effect the issuance of the Shares). This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and upon the execution and delivery thereof by the Company, will constitute, a legal, valid and binding obligation of the Company, as applicable, enforceable against the Company, in accordance with its terms, except as the enforceability thereof may be limited by the Permitted Exceptions.

5.3.     Valid Issuance of the Shares. The Shares to be issued to the Purchasers pursuant to this Agreement have been or will be upon issuance duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free and clear of any Taxes imposed in connection with such issuance. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

5.4.     Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, 4,250 shares of which have been designated as Series A preferred stock. As of the close of business on May 13, 2020, there were 21,251,546 shares of Common Stock outstanding (excluding 2,747,970 shares of Common Stock that will be issued by the Company’s transfer agent as soon as practicable pursuant to the cashless exercise of 3,871,405 outstanding warrants to purchase the Company’s common stock (the “Exercised Warrants”) on May 14, 2020), 0 shares of Series A preferred stock outstanding, options to purchase 1,992,159 shares of Common Stock outstanding, 839,415 restricted stock awards outstanding and warrants to purchase 85,600 shares of Common Stock outstanding (excluding the Exercised Warrants). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except as set forth in SEC Filings and pursuant to any cashless exercise provisions of any Company stock options, pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under any equity incentive plan filed with the SEC or otherwise as described in this Section 5.4, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or other securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

5.5.     Litigation; Legal Matters. There is no Action pending or, to the Knowledge of the Company, threatened, whether at law or in equity, or before or by any Governmental Authority, nor any Order of any Governmental Authority which would have a Material Adverse Effect (without regard to the availability of insurance), and the Company has no Knowledge of any valid basis for any such Action.

5.6.     Intellectual Property. The Company has, to its Knowledge, the legal right to use all material Intellectual Property used or held for use in connection with its business. To the Knowledge of the Company, such material Intellectual Property is valid, unexpired, subsisting and enforceable. To the Knowledge of the Company, the Company has not and does not infringe, misappropriate or otherwise violate any valid and enforceable rights of any Person in respect of any Intellectual Property that would reasonably be expected to have a material adverse effect on the Company, and there has been no such claim asserted in writing or threatened in writing against the Company.  To the knowledge of the Company, none of the Intellectual Property owned by the Company is being materially infringed, misappropriated or otherwise violated.

5.7.     Compliance with Laws. The Company is in compliance, and has complied, in all material respects with all Laws and Orders in respect of the ownership, operation, use or possession of its assets and/or the conduct of its business. None of the ownership, operation, use or possession of its assets or the conduct of the Company’s business conflicts with the rights of any other Person or violates, or with or without the giving of notice or passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any Lien, Contract or any Law or Order to which the Company is a party or by which any of its assets or the Company’s business may be bound or affected. The Company has not received any written notice, order, complaint or other written communication from any Governmental Authority that the Company is not in compliance in all material respects with any such Laws and Orders with respect to the assets and/or the conduct of the Company’s business.

5.8.     Taxes.

(a)     The Company has filed all federal, state, local and other tax returns which it has been required to file which relate to or might in any way affect its assets and/or its business. Each such return is true and accurate in all material respects. The Company has timely paid all taxes due with respect to the taxable periods covered by such tax returns and all other taxes (whether or not shown on any tax return). There are no Liens with respect to taxes on any of its assets (other than statutory Liens for current taxes not yet due and payable).

(b)     There are no pending or, to the Knowledge of the Company, threatened audits, investigations, disputes, notices of deficiency, claims or other Actions for or relating to any taxes of the Company which would reasonably be expected to result in any Liens on its assets or result in any material liability of the Company for any tax.

5.9.     No Conflict. The execution, delivery and performance of this Agreement by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, (ii) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its subsidiaries or their respective properties or assets, or (iii) result in a violation of any Law or Order to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, in case of (ii) above, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.10.     Consents. No consent, approval, authorization, filing with or order of or registration with, any court, governmental agency or body, any stock exchange on which the Company’s Common Stock is traded (including, without limitation, the NASDAQ Capital Market), and/or the shareholders of the Company is required in connection with the transactions contemplated herein, except such as have been or will be obtained or made under the Securities Act or the Exchange Act, and such as may be required under the securities, or blue sky, laws of any state or foreign jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein.

5.11.     SEC Filings; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filings prior to the expiration of any such extension. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, there are no outstanding comments from the SEC or any other Governmental Authority to the SEC Filings. The Company is not aware of any events, facts, conditions, changes, circumstances, or occurrences that would give rise to any disclosure or other filing obligations under the Exchange Act (other than the issuance of the Shares to the Purchasers and other transactions contemplated hereby). Except as set forth in the Company’s Current Report on Form 8-K, filed with the SEC on April 30, 2020, the financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.12.     Undisclosed Liabilities. Except as (a) specifically disclosed or reserved against in the balance sheet of the Company included in the Company’s quarterly report on Form 10-Q filed on November 12, 2019 or footnotes thereto, or (b) incurred in the ordinary course of business after the date of such balance sheet, consistent with the Company’s past practices (including in nature and amount), the Company is not subject to any claims, liabilities or obligations (whether known, unknown, absolute, accrued, contingent or otherwise), and, to the Knowledge of the Company, there are no existing conditions or circumstances that would, or could reasonably be expected to, result in any such claim, obligation or liability.

5.13.     Nasdaq Capital Market. Shares of the Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Capital Market, and the Company has no action pending to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from Nasdaq Capital Market, nor has the Company received any notification that the SEC or the Nasdaq Capital Market is currently contemplating terminating such registration or listing.

5.14.     Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company) under circumstances which would require the integration of such offering with the offering of the Shares pursuant to this Agreement under the Securities Act, and the rules and regulations of the SEC promulgated thereunder, which might subject the offering, issuance or sale of the Shares to the Purchasers to the registration requirements of the Securities Act.

5.15.     Brokers and Finders. The Company has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Purchasers would be required to pay.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

6.1.     Organization; Authority. Each Purchaser, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser. This Agreement constitutes, and upon the execution and delivery thereof by such Purchaser, a legal, valid and binding obligation, as applicable, enforceable against each Purchaser in accordance with its terms. Such Purchaser has corporate power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby.

6.2.     No Conflict. Neither the execution, delivery and performance of the Transaction Documents by a Purchaser, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with any (a) provision of the governing documents of such Purchaser, (b) Law or Order to which such Purchaser is bound or subject, or (c) Contract or Permit to which such Purchaser is a party or by which Party or such Purchaser may be bound or affected, in each of case of (i) through (iii) above, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

6.3.     Consents. All consents, approvals, orders and authorizations required on the part of each Purchaser in connection with the execution, delivery or performance of the Transaction Documents, the issuance of the Shares and the consummation of the other transactions contemplated hereby and thereby have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.4.     No Registration of the Shares. The Purchaser acknowledges that it is aware that (i) the Shares are restricted securities and have not been registered under the Securities Act and that the Shares cannot be and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Shares have not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless it is subsequently registered or qualified under any such act or an exemption therefrom is available, (iii) except as otherwise set of forth in this Agreement, neither the Company, nor any Representative of the Company has made any representation or warranty whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act is, or will become, available, and (iv) therefore, the Purchaser must agree to bear the economic risk of investment for an indefinite period of time. Each Purchaser acknowledges and agrees that the Shares shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Article VII hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (iii) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.

6.5.     Sophistication; Economic Risk. Each Purchaser represents and warrants that it (i) is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; and (ii) has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares. Each Purchaser further represents and warrants that (w) it is capable of evaluating the merits and risk of an investment in the Company and has so evaluated the merits and risks of such investment, (x) that it has not been organized for the purpose of acquiring the Shares, (y) it is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment and (z) that it is being represented in this transaction by an attorney who is fully familiar with the securities laws affecting this transaction.

6.6.     Intent. Each Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account, and not with a view towards the distribution or dissemination thereof. Each Purchaser has no present arrangement to sell the Shares to or through any person or entity. Each Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

6.7.     Independent Investigation. Each Purchaser, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement and the exhibits and schedules attached hereto. Each Purchaser is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as such Purchaser has requested.

6.8.     Not a Broker-Dealer. Each Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event such Purchaser is a member of FINRA, or associated or Affiliated with a member of FINRA, such Purchaser agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities. For purposes of this Section 6.8, “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants; or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition of Affiliate, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument and “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

6.9.     Access to Information. Each Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Filings and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Except for any statements or representations of the Company made in this Agreement, each Purchaser is relying solely on its counsel and advisors and not on any statements or representations of the Company or any of its Representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. Each Purchaser has consulted, to the extent deemed appropriate by such Purchaser, with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that its investment in the Shares is suitable and appropriate for such Purchaser.

6.10.     Reliance on Representations and Warranties. Each Purchaser understands that the Shares are being offered and sold to such Purchaser in reliance on exemptions contained in specific provisions of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in order to determine the applicability of the exemptions contained in such provisions.

6.11.     No Advertisements. Each Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

6.12.     Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

ARTICLE VII
Legends, etc.

7.1.     Legend. Each certificate representing the Shares shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Upon request of the Purchasers, upon the earlier of (i) the registration of the Shares for resale under an effective registration statement under the Securities Act and (ii) the receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act, the Company shall promptly cause the legend to be removed from any certificate for any Shares; provided, that if such Purchaser is an Affiliate and is relying on (ii) above, such legend will only be removed upon a sale by such Purchaser.  The Purchasers acknowledge that the Shares have not been registered under the Securities Act or under any state securities laws and agree that they will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

7.2.     The Purchasers’ Compliance. Nothing in this ARTICLE VII shall affect in any way each Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

7.3.     Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Shares not made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

ARTICLE VIII
OTHER AGREEMENTS

8.1.     Further Assurances. In the event that at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request, at the sole cost and expense of the requesting party(ies) (unless otherwise specified herein or unless such requesting party(ies) is entitled to indemnification therefor under ARTICLE IX in which case, the costs and expense will be borne by the parties as set forth in ARTICLE IX).

8.2.     Confidentiality. Each Purchaser shall, and shall cause their respective Affiliates to: (a) treat and hold in strict confidence any confidential or proprietary information relating to the information obtained from such Purchaser’s due diligence on the Company (“Confidential Information”), and will not use for any purpose, nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party (other than its and its Affiliates’ Representatives, and any public relations firms that have been engaged by the Purchasers or their Affiliates and that are subject to an obligation to keep such information confidential (“PR Firms”)) any of the Confidential Information without the Company’s prior written consent; (b) in the event that any of them becomes legally compelled to disclose any Confidential Information, to provide the Company, to the extent permitted by applicable Law, with prompt written notice of such requirement so that the Company or an Affiliate thereof may seek a protective order or other remedy or waive compliance with this Section 8.2; (c) in the event that such protective order or other remedy is not obtained, or the Company waives compliance with this Section 8.2, to furnish only that portion of such Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise their commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information; (d) to the extent permitted by applicable Law, at the written request of the Company, to promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Company any and all copies (in whatever form or medium) of all such Confidential Information and to destroy any and all additional copies of such Confidential Information and any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that Confidential Information shall not include any information which, at the time of disclosure, is generally available publicly and was not disclosed in breach of this Agreement by such Purchaser or their respective Affiliates. Each Purchaser agrees and acknowledge that remedies at law for any breach of its obligations under this Section 8.2 are inadequate and that in addition thereto the Company (or an Affiliate thereof) shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

8.3.     Publicity.

(a)     Subject to Section 8.3(b), none of the parties hereto shall, and each party shall cause their respective Representatives not to, disclose, make or issue, any statement or announcement concerning this Agreement or the transactions contemplated hereby (including the terms, conditions, status or other facts with respect thereto) to any third parties (other than its Representatives who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby, and PR Firms) without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned), except (i) as required by applicable Law after conferring with the other parties concerning the timing and content of such required disclosure, and (ii) in the case of the Company, as may be required of the Company by applicable Law (including any Securities and Exchange Commission rules) or stock exchange’s requirement.

(b)     The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to the Purchasers at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s Knowledge, the Purchasers shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, or employees.

8.4.     Rule 144. In order to enable the Purchasers to sell the Shares under Rule 144 and until such time as the Purchaser no longer own any Shares, if the Company ceases to be a reporting company under the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.

8.5.     Registration Statement.

(a)     The Company agrees that, by June 30, 2021 (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible, including, but not limited to a Form S-1 and including, for the avoidance of doubt, the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference into the Registration Statement) registering the resale of all shares of Common Stock of the Company held by the Purchasers (the “Registrable Shares”), which shall be provided to the Purchasers for review at least two (2) business days prior to filing (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall maintain the continuous effectiveness of the Registration Statement until such time as the Purchasers may freely sell all of their shares of Common Stock without volume limitations under Rule 144 of the Securities Act. The Company will not register any additional shares of Common Stock for resale that would result in a reduction of the number of Registrable Shares.

(b)     At any time six (6) months following the Closing Date, upon written request of the Purchaser, the Company shall use its reasonable best-efforts to prepare and file with the Commission within ten (10) business days following such request a Registration Statement (and/or a Prospectus as applicable) covering the Registrable Shares pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Registrable Shares, for such other means of distribution of Registrable Shares as the Purchaser may reasonably request. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Shares on Form S-3, in which case the Registration Statement shall be on Form S-1 or another appropriate form as shall be selected by the Company upon advice of its counsel). The Registration Statement required hereunder shall contain a “Plan of Distribution” reasonably acceptable to Purchaser and the Company. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until Purchaser no longer owns Registrable Securities.

(c)     Each Purchaser acknowledges and agrees that it will furnish to the Company any and all information reasonably requested by the Company to complete and file a registration statement registering the Shares for resale.

(d)     All registration expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.  For purposes of this Section 8.5d, “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of registrable securities and fees and disbursements of counsel for any holder.

ARTICLE IX
INDEMNIFICATION

9.1.     Survival. All representations and warranties of the Company and the Purchasers contained in this Agreement (including all schedules and exhibit hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing indefinitely. All covenants, obligations and agreements of the parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing indefinitely and continue until fully performed in accordance with their terms.

9.2.     Indemnification by the Company. Except as otherwise limited by this ARTICLE IX, the Company shall indemnify, defend and hold harmless each of the Purchasers, and their respective Affiliates, any assignee or successor thereof, and each officer, director, manager, employee, agent and Representative of each of the foregoing (collectively, “Purchaser Indemnified Parties”) from and against, and pay or reimburse the Purchaser Indemnified Parties for, any and all losses, Actions, Orders, Liabilities, damages, diminution in value, taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) suffered or incurred by, or imposed upon, any Purchaser Indemnified Party arising in whole or in part out of or resulting directly or indirectly from:

(a)     any breach of any representation, covenant, obligation or warranty of the Company in this Agreement;

(b)     enforcing the Purchaser Indemnified Parties’ indemnification rights provided for hereunder; and

(c)     any and all Losses incurred by the Purchasers relating to resales under the Registration Statement (except such Losses resulting solely from information expressly provided by the Purchasers to the Company for use in the Registration Statement).

9.3.     Indemnification by the Purchasers. Except as otherwise limited by this ARTICLE IX, the Purchasers shall indemnify, defend and hold harmless the Company, its respective Affiliates and each officer, manager, employee, agent and Representative of each of the foregoing (collectively, the “Company Indemnified Parties”) from and against, and pay or reimburse the Company Indemnified Parties for, any and all Losses, suffered or incurred by, or imposed upon, any the Company Indemnified Party arising in whole or in part out of or resulting directly or indirectly from:

(a)     any breach of any representation, covenant, obligation or warranty of the Purchasers in this Agreement; and

(b)     enforcing the Company Indemnified Parties’ indemnification rights provided for hereunder.

9.4.     Indemnification Procedures.

(a)     For the purposes of this Agreement, (i) the term “Indemnitee” shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 9.2 or 9.3, as the case may be, and (ii) the term “Indemnitor” shall refer to the Person or Persons having the obligation to indemnify pursuant to such provisions.

(b)     In the case of any claim for indemnification under this Agreement arising from a claim of a Third Party (including any Governmental Authority), an Indemnitee must give prompt written notice and, subject to the following sentence, in no case later than thirty (30) days after the Indemnitee’s receipt of notice of such claim, to the Purchasers or the Company of any claim of which such Indemnitee has knowledge and as to which it may request indemnification hereunder. The failure to give such notice will not, however, relieve an Indemnitor of its indemnification obligations except to the extent that the Indemnitor is actually harmed thereby. The Indemnitor will have the right to defend and to direct the defense against any such claim in its name and at its expense, and with counsel selected by the Indemnitor unless (i) there is a conflict of interest between the Indemnitee and the Indemnitor in the conduct of such defense, (ii) the applicable Third Party alleges claims of fraud, willful misconduct or intentional misrepresentation, or (iii) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee. If the Indemnitor elects, and is entitled, to compromise or defend such claim, it will within fifteen (15) days (or sooner, if the nature of the claim so requires) notify the Indemnitee of its intent to do so, and the Indemnitee will, at the request and expense of the Indemnitor, cooperate in the defense of such claim. If the Indemnitor elects not to, or is not entitled under this Section 9.4(b) to, compromise or defend such claim, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such claim which has been or will be settled by the Indemnitee without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a Third Party; provided that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee (other than the delivery of a release for such claim and customary confidentiality obligations), except with the prior written consent of the Indemnitee (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnitor’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor may not settle or compromise any claim over the objection of the Indemnitee; provided, however, that consent by the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Indemnitee will have the right to participate in the defense of any claim with counsel selected by it subject to the Indemnitor’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the Indemnitee; provided, however, that, in the case of any claim which seeks injunctive or other equitable relief against the Indemnitee, the fees and disbursements of such counsel will be at the expense of the Indemnitor.

(c)     Any indemnification claim that does not arise from a Third Party claim must be asserted by a written notice to the Purchasers or the Company. The recipient of such notice will have a period of thirty (30) days after receipt of such notice within which to respond thereto. If the recipient does not respond within such thirty (30) days, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice. If the recipient responds within such thirty (30) days after the receipt of the notice and rejects such claim in whole or in part, the party delivering will be free to pursue such remedies as may be available to it under this Agreement or applicable Law.

9.5.     General Indemnification Provisions.

(a)     The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds or other cash receipts paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses, net of the cost of recovery, the payment of any deductible, and any increase in premiums (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), including any indemnification received by the Indemnitee or such Affiliate from an unrelated party with respect to such Losses, net of the costs of collection and any related anticipated future increases in insurance premiums resulting from such Loss or insurance payment.

(b)     No investigation by the Purchasers or Knowledge of the Purchasers of a breach of a representation or warranty of the Company shall affect the representations and warranties of the Company or the recourse available to the Purchasers under any provision of this Agreement (including ARTICLE IX) with respect thereto.

(c)      Notwithstanding anything in this Agreement to the contrary, for purposes of application of the indemnification provisions of this ARTICLE IX, the amount of any Loss arising from the breach of any representation, warranty, covenant, obligation or agreement contained in this Agreement shall be the entire amount of any Loss actually incurred by the respective Indemnitee as a result of such breach and not just that portion of the Loss that exceeds the relevant level of materiality, if any.

(d)     Any indemnification obligation of an Indemnitor under this ARTICLE IX will be paid in cash within three (3) Business Days after the determination of such obligation in accordance with Section 9.4.

ARTICLE X
GENERAL PROVISIONS

10.1.     Expenses, Taxes, Etc. Except as otherwise expressly provided in this Agreement, each party will pay all fees and expenses incurred by it in connection with the negotiation, execution, delivery of, and the performance under, this Agreement and the consummation of the transactions contemplated hereby.

10.2.     Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email (with affirmative confirmation of receipt, and provided, that the party providing notice shall within two (2) Business Days provide notice by another method under this Section 10.2) or (iii) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to the Company, to: Roderick de Greef 3303 Monte Villa Parkway Bothell, Washington 98021 Email: rdegreef@BioLifeSolutions.com	with a copy (which will not constitute notice) to: Ellenoff Grossman Schole LLP 1345 Avenue of the Americas, New York, NY 10105 Attn: Sarah Williams, Esq. Email: swilliams@egsllp.com

If to the Purchasers, to: their respective addresses as set forth on Annex A attached hereto.	with a copy (which will not constitute notice) to: Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Gerhard Anderson, Esq. Email: anderson@sewkis.com or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

10.3.     Interpretation. The headings and subheadings of this Agreement are for reference and convenience purposes only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement has the meaning assigned to such term in accordance with GAAP; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or”; (viii) reference to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (ix) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (x) except as otherwise indicated, all references in this Agreement to the words “Section,” “Schedule” and “Exhibit” are intended to refer to Sections, Schedules and exhibits to this Agreement.

10.4.     Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.5.     No Third-Party Beneficiaries. Except for the indemnification rights of the Purchaser Indemnified Parties and the Company Indemnified Parties set forth herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

10.6.     Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (i) no Action or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the Action or right unless in a writing signed by the party against which such waiver or renunciation is charged; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; (iii) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act hereunder; and (iv) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.7.     Remedies. Except as specifically set forth in this Agreement, any party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other contract or agreement and all of the rights which such party may have under any applicable Law. Except as specifically set forth in this Agreement, any such party will be entitled to (a) enforce such rights specifically, without posting a bond or other security, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable Law. The exercise of any remedy by a party will not preclude the exercise of any other remedy by such party.

10.8.     Mutual Drafting. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party; (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any exhibits attached hereto) and the other Transactional Documents and have contributed to their revision; (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement; (d) neither the drafting history nor the negotiating history of this Agreement or the other Transactional Documents may be used or referred to in connection with the construction or interpretation thereof; and (e) the terms and provisions of this Agreement will be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

10.9.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles).

10.10.     Consent to Jurisdiction; Waivers. For purposes of any Action arising out of or in connection with this Agreement or any transaction contemplated hereby, each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County, State of New York, (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 10.2 shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 10.10, and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

10.11.     WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS.

10.12.     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or Transactional Documents or any signature page to this Agreement or any Transactional Documents, shall have the same validity and enforceability as an originally signed copy.

10.13.     Entire Agreement. This Agreement (including the exhibits and Schedules hereto, which are hereby incorporated herein by reference and deemed part of this Agreement), together with Transactional Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Company:

BIOLIFE SOLUTIONS, INC.

By:     /s/ Michael Rice
Name: Michael Rice
Title: President and Chief Executive Officer

[Purchasers signature page follows]

Purchasers:

CASDIN PARTNERS MASTER FUND, L.P.

By: Casdin Partners GP, LLC, its General Partner

By: _/s/ Eli Casdin________________________

Name: Eli Casdin

Title: Managing Member

ANNEX A

Name of Purchaser	Number of Shares	Price per Share	Total Purchase Price
Casdin Partners Master Fund, L.P. c/o Casdin Capital, LLC 1350 Avenue of the Americas Suite 2405 New York, NY 10019 Attn: Kevin O’Brien, Esq. Email: kevin@casdincapital.com	1,904,762	$10.50	$20,000,001
Total	1,904,762	$10.50	$20,000,001